                                                                     Exhibit 1.1


                                  $175,000,000

                          PREMIUM STANDARD FARMS, INC.

                          9-1/4% SENIOR NOTES DUE 2011


                               PLACEMENT AGREEMENT




June 4, 2001
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                                                                    June 4, 2001


Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

                  Premium Standard Farms, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several purchasers named in
Schedule I hereto (the "PLACEMENT AGENTS") $175,000,000 principal amount of its 9-1/4% Senior Notes due 2011 (the "SECURITIES") to be issued pursuant to the provisions of an Indenture to be dated as of June 7, 2001 (the "INDENTURE") among the Company, PSF Group Holdings, Inc. ("PSF HOLDINGS"), the subsidiaries of the Company listed in Schedule II hereto (the "SUBSIDIARY GUARANTORS", and together with PSF Holdings, the "GUARANTORS") and Wilmington Trust Company, as Trustee (the "TRUSTEE"). The obligations of the Company under the Securities and the Indenture will be unconditionally guaranteed on a senior unsecured basis by the Guarantors pursuant to the terms of the Indenture (the "GUARANTEES").

                  The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S").

                  The Placement Agents and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof among the Company, the Guarantors and the Placement Agents (the "REGISTRATION RIGHTS AGREEMENT").

                  In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including a description of the terms of the Securities and the Guarantees, the terms of the offering and a description of the Company and the Guarantors.

                  1. Representations and Warranties. The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, you that:

                  (a) The Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Placement Agents to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set
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forth in this paragraph do not apply to statements or omissions in either
Memorandum based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein.

                  (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (c) PSF Holdings has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on it; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by PSF Holdings, free and clear of all liens, encumbrances, equities or claims, except for the lien and security interest (the "PIK NOTE LIEN") of the trustee under the Indenture dated September 17, 1996 among the Company, PSF Holdings and Fleet National Bank relating to the 11% Senior Secured Notes (Partial Pay-In-Kind), due September 17, 2003 (the "PIK NOTES"), as subsequently amended and supplemented (the "PIK NOTE INDENTURE"), and the security documents described therein (collectively the "PIK NOTE AGREEMENTS").

                  (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; each subsidiary of the Company and the percentage of capital stock of each such subsidiary owned by the Company is set forth on Schedule III hereto and all of the issued shares of capital stock of each subsidiary of the Company owned by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for the PIK Note Lien with respect to the shares of capital stock of The Lundy Packing Company, Premium Standard Farms of North Carolina, Inc., and Lundy International, Inc.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

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                  (f) The Securities have been duly authorized and, when
executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

                  (g) The Guarantees have been duly authorized by each of the Guarantors and, upon execution and delivery of the Indenture by the Guarantors and the Company, will be valid and binding obligations of each Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                  (h) The Indenture has been duly authorized and, when executed and delivered by the Company and each Guarantor, will be a valid and binding agreement of the Company and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                  (i) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

                  (j) The execution and delivery by the Company and each Guarantor of, and the performance by the Company and each Guarantor of their respective obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Securities (in the case of the Company) and the Guarantees (in the case of the Guarantors) will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any Guarantor or any agreement or other instrument binding upon the Company, any of its subsidiaries or any Guarantor that is material to the Company and its subsidiaries, taken as a whole, or PSF Holdings, other than the PIK Note Agreements, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, any subsidiary or any Guarantor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantors of their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Securities (in the case of the Company) and the Guarantees (in the case of the Guarantors), except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the Guarantees and by Federal and state securities laws with respect to the Company's and each Guarantor's obligations under the Registration Rights Agreement.

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                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or PSF Holdings from that set forth in the Final Memorandum.

                  (l) There are no legal or governmental proceedings pending or threatened to which PSF Holdings, the Company or any of its subsidiaries is a party or to which any of the properties of PSF Holdings, the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or PSF Holdings or on the power or ability of the Company or the Guarantors to perform their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Securities (in the case of the Company) or the Guarantees (in the case of the Guarantors) or to consummate the transactions contemplated by the Final Memorandum.

                  (m) PSF Holdings, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as are accurately described in all materials respects in the Final Memorandum and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole or PSF Holdings.

                  (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which are not accurately described in all material respects in the Final Memorandum or which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole or PSF Holdings.

                  (o) Neither the Company nor any Guarantor is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (p) None of the Company, any Guarantor or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company or any Guarantor has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under


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the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (q) None of the Company, any Guarantor, their Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company, any Guarantor and their Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. For the purposes of this paragraph and paragraph (p) above, the Company and the Guarantors make no representation or warranty in respect of the Placement Agents.

                  (r) It is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agents in the manner contemplated by this Agreement to register the Securities or the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (s) The Securities and the Guarantees satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (t) The Securities and the Guarantees conform in all material respects to the description thereof contained in the Final Memorandum under the heading "Description of the Notes."

                  (u) Subsequent to the respective dates as of which information is given in the Final Memorandum, (i) none of the Company or any of its subsidiaries or PSF Holdings have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) neither the Company nor any of its subsidiaries nor PSF Holdings has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries or PSF Holdings, except in each case as described in the Final Memorandum.

                  (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except for the PIK Note Lien and such as are described in the Final Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such


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property and buildings by the Company and its subsidiaries, in each case except as described in the Final Memorandum.

                  (w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, in each case except as accurately described in all material respects in the Final Memorandum.

                  (x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the executive officers of the Company are not aware of any existing, threatened or imminent labor disturbance by the employees of any of the Company's principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole, in each case except as described in the Final Memorandum.

                  (y) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Final Memorandum.

                  (z) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described the Final Memorandum.

                  (aa) PSF Holdings and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the


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recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Placement Agents, and each Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in
Schedule I hereto opposite its name at a purchase price of 97.194% of the principal amount thereof (the "PURCHASE PRICE") plus accrued interest, if any, to the Closing Date.

                  The Company and each of the Guarantors hereby agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Placement Agents, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or any of the Guarantors or warrants to purchase debt of the Company or any of the Guarantors substantially similar to the Securities and the Guarantees (other than the sale of the Securities and the Guarantees under this Agreement).

                  3. Terms of Offering. You have advised the Company and the Guarantors that the Placement Agents will make an offering of the Securities purchased by the Placement Agents hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

                  4. Payment and Delivery. Payment for the Securities shall be made to the Company at such bank and account as the Company shall designate in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Placement Agents at 10:00 a.m., New York City time, on June 7, 2001, or at such other time on the same or such other date, not later than June 14, 2001, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

                  Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Placement Agents, with any transfer taxes payable in connection with the transfer of the Securities to the Placement Agents duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

                  5. Conditions to the Placement Agents' Obligations. The several obligations of the Placement Agents to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or


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operations of the Company and its subsidiaries, taken as a whole, or PSF
Holdings from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

                  (b) The Placement Agents shall have received on the Closing Date certificates, dated the Closing Date and signed by an executive officer of the Company and each Guarantor, to the effect set forth in Section 5(a) and to the effect that the representations and warranties of the Company and such Guarantor contained in this Agreement are true and correct as of the Closing Date and the Company and such Guarantor have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Placement Agents shall have received on the Closing Date an opinion of Blackwell Sanders Peper Martin LLP, outside counsel for the Company and the Guarantors, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Placement Agents at the request of the Company and the Guarantors and shall so state therein.

                  (d) The Placement Agents shall have received on the Closing Date an opinion of Gerard J. Schulte, general counsel for the Company and the Guarantors, dated the Closing Date, to the effect set forth in Exhibit B.

                  (e) The Placement Agents shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood; outside counsel for the Company and the Guarantors, dated the Closing Date, to the effect set forth in Exhibit
C. Such opinion shall be rendered to the Placement Agents at the request of the Company and the Guarantors and shall so state therein.

                  (f) The Placement Agents shall have received on the Closing Date an opinion of Ward and Smith, P.A., outside counsel for the Company and the Guarantors, dated as of the Closing Date, to the effect set forth in Exhibit D. Such opinion shall be rendered to the Placement Agents at the request of the Company and the Guarantors and shall so state therein.

                  (g) The Placement Agents shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agents, dated the Closing Date, in form and substance satisfactory to you.

                  (h) The Placement Agents shall have received on each of the date hereof and the Closing Date letters, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Placement Agents, from Arthur Anderson LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

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                  (i) The Placement Agents shall have received on the date
hereof a letter, dated the date hereof, in form and substance satisfactory to the Placement Agents from KPMG LLP, independent accountants for The Lundy Packing Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information for The Lundy Packing Company contained in the Final Memorandum.

                  (j) The Placement Agents shall have received such other documents and certificates as are reasonably requested by you or your counsel.

                  (k) The Securities shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (l) The Company shall have received a consent, in form and substance satisfactory to you, pursuant to which the Company is granted consent to offer the Securities notwithstanding any provision to the contrary contained in the Credit Agreement among the Company, U.S. Bancorp, AG Credit, Inc. and the other Lenders named therein dated as of August 27, 1997, as amended, and such consent shall be in full force and effect on the Closing Date.

                  (m) Arrangements satisfactory to you shall have been made for delivery, immediately upon confirmation of the purchase and sale of the Securities, of a notice of redemption, in form and substance satisfactory to you, to each holder of the PIK Notes for redemption of all such holder's PIK Notes on the date set forth in such notice (the "REDEMPTION DATE").

                  (n) The Company shall have directed the Placement Agents in writing to irrevocably deposit with a trustee, in trust on terms satisfactory to you, the proceeds of the Securities in an amount required to redeem the aggregate principal amount outstanding of PIK Notes and shall have made arrangements satisfactory to you for the transfer of said funds to the trustee for the holders of the PIK Notes on or before the Redemption Date.

                  6. Covenants of the Company and each Guarantor. In further consideration of the agreements of the Placement Agents contained in this Agreement, each of the Company and the Guarantors, jointly and severally covenants with each Placement Agent as follows:

                  (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

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
                  (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

                  (d) To endeavor to qualify the Securities and the Guarantees for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and the Company's and the Guarantors' accountants and KPMG LLP in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Placement Agents, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Placement Agents, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all document production charges and expenses of counsel to the Placement Agents (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants (excluding the Placement Agents) engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company, the Guarantors and any such consultants (excluding the Placement Agents), and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company and the


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Guarantors hereunder for which provision is not otherwise made in this Section.
It is understood, however, that except as provided in this Section, Section 9, and the last paragraph of Section 11, the Placement Agents will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                  (f) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) which could be integrated with the sale of the Securities or the Guarantees in a manner which would require the registration under the Securities Act of the Securities or the Guarantees.

                  (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of the Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT").

                  (i) To use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (j) None of the Company, the Guarantors, its or their Affiliates or any person acting on its or their behalf (other than the Placement Agents) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company, the Guarantors and its or their Affiliates and each person acting on its or their behalf (other than the Placement Agents) will comply with the offering restrictions requirement of Regulation S.

                  (k) During the period of two years after the Closing Date, the Company and the Guarantors will not, and will not permit any direct or indirect parent of the Company or the Guarantors, as the case may be, to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (l) To redeem the PIK Notes in whole on the Redemption Date subject to the sale of the Securities to the Placement Agents.

                  7. Offering of Securities; Restrictions on Transfer. (a) Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Company and the Guarantors that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

                  (b) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                  (i) such Placement Agent understands that no action has been or will be taken in any jurisdiction by the Company or any of the Guarantors that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                  (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                  (iii) neither the Securities nor the Guarantees have been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                  (iv) such Placement Agent has offered the Securities and the Guarantees and will offer and sell the Securities and the Guarantees
         (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Guarantees, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                  (v) such Placement Agent has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities or Guarantees to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities or Guarantees in, from or otherwise involving the United Kingdom, and
         (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities or Guarantees to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

                  (vi) such Placement Agent understands that neither the Securities nor the Guarantees have been or will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities or Guarantees in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                  (vii) such Placement Agent agrees that, at or prior to confirmation of sales of the Securities and the Guarantees, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities and the Guarantees from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities and Guarantees covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

                  Terms used in this Section 7(b) have the meanings given to them by Regulation S.

                  8. Market-Making. Each of the Company and the Guarantors, jointly and severally, for the sole benefit of Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), agrees that:

                  (a) prior to the consummation of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) if, in the reasonable judgment of Morgan Stanley, it or any of its affiliates (as such term is defined in the rules and regulations under the 1933 Act) is required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Securities and the Guarantees (i) to periodically amend or supplement the Final Memorandum so that the information contained in the Final Memorandum complies with the requirements of Rule 144A of the 1933 Act, (ii) to amend or supplement the

Final Memorandum when necessary to reflect any material changes in the information provided therein so that the Final Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Final Memorandum is so delivered, not misleading and (iii) to provide Morgan Stanley with copies of each such amended or supplemented Final Memorandum, as Morgan Stanley may reasonably request;

                  (b) following the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement and for so long as the Securities or the Exchange Securities are outstanding, if, in the judgement of Morgan Stanley, it or any of its affiliates (as such term is defined in the rules and regulations under the 1933 Act) is required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, (i) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the 1933 Act, (ii) if reasonably requested by Morgan Stanley, within 45 days following the end of the Company's most recent fiscal quarter (other than the Company's final fiscal quarter in each fiscal year), to file a supplement to the prospectus included in the applicable registration statement which sets forth the financial results of the Company and the Guarantors for the previous fiscal quarter, (iii) if reasonably requested by Morgan Stanley, within 90 days following the end of the Company's most recent fiscal year, to amend the applicable registration statement to set forth the financial results of the Company and the Guarantors for the previous fiscal year, (iv) to amend the applicable registration statement or supplement the related prospectus when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (v) to provide Morgan Stanley with copies of each such amendment or supplement as Morgan Stanley may reasonably request;

                  (c) notwithstanding clauses (a) and (b) above, (i) prior to amending the Final Memorandum or to filing any post-effective amendment to any registration statement or to supplementing any related prospectus, to furnish to Morgan Stanley and its counsel, copies of all such documents proposed to be amended, filed or supplemented, and (ii) neither the Company nor any Guarantor will issue any amendment to the Final Memorandum, any post-effective amendment to a registration statement or any supplement to a prospectus to which Morgan Stanley or its counsel shall reasonably object;

                  (d) to notify Morgan Stanley and its counsel and (if requested by any such person) confirm such advice in writing, (i) when any amendment to the Final Memorandum has been issued, when any prospectus supplement or amendment or post-effective amendment has been filed, and, with respect to any post-effective amendment, when the same has become effective, (ii) of any request by the Securities and Exchange Commission (the "SEC") for any post-effective amendment or supplement to a registration statement, any supplement or amendment to a prospectus or for additional information, (iii) the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose,
(iv) of the receipt by it of any notification with respect to the suspension of the qualification of the Securities or the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose and (v) of the happening of any event which makes any statement made in the Final Memorandum, a registration statement, a prospectus or any amendment or supplement thereto untrue or which requires the making of any change in the Final Memorandum, a registration statement, a prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading;

                  (e) the Company and each Guarantor consents to the use of the Final Memorandum and any prospectus referred to in this Section 8 or any amendment or supplement thereto by Morgan Stanley and its affiliates in connection with the offering and sale of the Securities and the Guarantees or the Exchange Securities, as the case may be; provided that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (d)(v) of this Section 8, Morgan Stanley and its affiliates will forthwith discontinue disposition of such Securities or Exchange Securities pursuant to any such Final Memorandum or prospectus until Morgan Stanley and its affiliates receive copies of a supplemented or amended Final Memorandum or prospectus referred to in this Section 8; any such suspensions may not exceed 60 days in any 365-day period; any notices to Morgan Stanley pursuant to this clause (e) shall be sent to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY, 10036, Attention: High Yield New Issues Group, facsimile number:
(212) 761-0587, with a copy to the Control Group, Manager, facsimile number
(212) 761-9709, and shall be deemed to have been duly given or made only upon receipt.

                  (f) in connection with any amendment or supplement to the Final Memorandum or the effectiveness of the Shelf Registration Statement or any amendment thereto or supplemental prospectus, in each case including any Form 10-K or Form 10-Q that is incorporated by reference in such Final Memorandum or Shelf Registration Statement required by this Section 8, the Company and the Guarantors will cause to be provided to Morgan Stanley an opinion of counsel (covering matters customarily covered in opinions delivered in underwritten offerings) and a "cold comfort" letter from the Company's independent public accountants (covering matters customarily covered in "cold comfort" letters delivered in underwritten offerings) and such documents and certificates as may be reasonably requested by Morgan Stanley.

                  (g) the Company and the Guarantors will comply with the provisions of this Section 8 at their own expense and will reimburse Morgan Stanley for its expenses associated with this Section 8 (including reasonable fees of counsel); and

                  (h) the Company and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Section 9 of this Agreement shall be specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 8 except with respect to losses, claims or liabilities resulting from the delivery of any offering memorandum or prospectus to the extent that it is established that such offering memorandum or prospectus was delivered by Morgan

Stanley after it received notice to discontinue using it in accordance with clause (e) of this Section 8.

                  9. Indemnity and Contribution. (a) Each of the Company and the Guarantors agrees, jointly and severally, to indemnify and hold harmless each Placement Agent and each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company or any of the Guarantors shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company and the Guarantors in writing by such Placement Agent through you expressly for use therein.

                  (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, their directors, their officers and each person, if any, who controls the Company and the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company and the Guarantors in writing by such Placement Agent through you expressly for use in either Memorandum or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Placement Agents on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Placement Agents on the other hand in connection with the offering of the Securities and the Guarantees shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities and the Guarantees (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agents in respect thereof, bear to the aggregate offering price of the Securities and the Guarantors. The relative fault of the Company and the Guarantors on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Securities and Guarantees they have purchased hereunder, and not joint.

                  (e) The Company, the Guarantors and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities and Guarantees were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent or any person controlling any Placement Agent or by or on behalf of the Company or the Guarantors, their respective, officers or directors or any person controlling the Company or the Guarantors and (iii) acceptance of and payment for any of the Securities and the Guarantees.

                  10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company or the Guarantors shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities and the Guarantees on the terms and in the manner contemplated in the Final Memorandum.

                  11. Effectiveness; Defaulting Placement Agents. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date, any one or more of the Placement Agents shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Placement

Agents shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Placement Agents, or in such other proportions as you may specify, to purchase the Securities which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Placement Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Placement Agent. If, on the Closing Date any Placement Agent or Placement Agents shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent or of the Company or the Guarantors, and the Company and the Guarantors shall have no liability whatsoever to reimburse any Placement Agent for any of its out-of-pocket expenses incurred by such Placement Agent in connection with this Agreement or the offering contemplated hereunder. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

                  If this Agreement shall be terminated by the Placement Agents, or any of them, because of any failure or refusal on the part of the Company or any Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agents or such Placement Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder.

                  12. Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Placement Agents, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: High Yield New Issues Group, facsimile number (212) 761-0587 and if sent to the Company or any of the Guarantors, to Premium Standard Farms, Inc., 423 West 8th Street, Suite 200, Kansas City, MO 64105, attention: Controller, facsimile number (816) 472-5837.

                  13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                  Very truly yours,

                                  PREMIUM STANDARD FARMS, INC.


                                  By:  /s/ Stephen Lightstone
                                       ----------------------------
                                        Name: Stephen Lightstone
                                        Title: Executive Vice President



                                  PSF GROUP HOLDINGS, INC.


                                  By:  /s/ Stephen Lightstone
                                       -------------------------------
                                        Name: Stephen Lightstone
                                        Title: Executive Vice President



                                  THE LUNDY PACKING COMPANY


                                  By:  /s/ Stephen Lightstone
                                       ---------------------------------
                                        Name: Stephen Lightstone
                                        Title: Executive Vice President



                                 PREMIUM STANDARD FARMS OF NORTH CAROLINA, INC.


                                 By:  /s/ Stephen Lightstone
                                      ---------------------------------
                                       Name: Stephen Lightstone
                                       Title: Executive Vice President


                                  LUNDY INTERNATIONAL, INC.


                                  By:  /s/ Stephen Lightstone
                                       ---------------------------------
                                        Name: Stephen Lightstone
                                        Title: Executive Vice President

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf of themselves and the several Placement Agents named in Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated
By:  /s/ William Blais
      -----------------------------
Name: William Blais
Title: Principal

                                                                      SCHEDULE I


       PLACEMENT AGENT                           PRINCIPAL AMOUNT OF SECURITIES
                                                         TO BE PURCHASED
--------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated                         $140,000,000
--------------------------------------------------------------------------------
J.P. Morgan Securities Inc.                                $35,000,000
--------------------------------------------------------------------------------
Total:                                                    $175,000,000
================================================================================

                                                                     SCHEDULE II


                              SUBSIDIARY GUARANTORS



The Lundy Packing Company

Premium Standard Farms of North Carolina, Inc.

Lundy International, Inc.

                                                                    SCHEDULE III


                                  SUBSIDIARIES


                                                      PERCENT OF CAPITAL STOCK OWNED BY
NAME                                                       PREMIUM STANDARD FARMS
--------------------------------------------------    ---------------------------------
The Lundy Packing Company                                           100%
Premium Standard Farms of North Carolina, Inc.                      100%
Lundy International, Inc.                                           100%
L&S Farms                                                            60%